Exhibit 99.1

For Immediate Release
May 9, 2023

Carlyle Secured Lending, Inc. Announces First Quarter 2023 Financial Results, Declares Second Quarter 2023 Dividends of $0.44 Per Common Share

New York - Carlyle Secured Lending, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “CSL” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its first quarter ended March 31, 2023. The full detailed presentation of CSL’s first quarter 2023 results can be viewed here.

Aren LeeKong, CSL’s Chief Executive Officer said, “Our first quarter results reflected the continued earnings strength and credit performance of our portfolio. The terms and pricing available in today’s loan market remain lender friendly and represent a particularly attractive vintage for putting capital to work. This backdrop allows us to be highly selective and committed to disciplined credit underwriting combined with prudent risk management.”

Net investment income for the first quarter of 2023 was $0.50 per common share, and net asset value per common share increased by 0.6% for the first quarter to $17.09 from $16.99 as of December 31, 2022. The total fair value of our investments was $2.0 billion as of March 31, 2023.

Dividends

On May 4, 2023, the Board of Directors declared a base quarterly common dividend of $0.37 plus a supplemental common dividend of $0.07, which are payable on July 18, 2023 to common stockholders of record on June 30, 2023.
On March 23, 2023, the Company declared and paid a cash dividend on the Preferred Stock for the period from January 1, 2023 to March 31, 2023 in the amount of $0.438 per Preferred Share to the holder of record on March 31, 2023.
Conference Call

The Company will host a conference call at 10:00 a.m. EDT on Wednesday, May 10, 2023 to discuss these quarterly financial results. The conference call will be available via public webcast via a link on Carlyle Secured Lending’s website and will also be available on our website soon after the call’s completion.

Carlyle Secured Lending, Inc.
CSL is an externally managed specialty finance company focused on lending to middle-market companies. CSL is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. Since it commenced investment operations in May 2013 through March 31, 2023, CSL has invested approximately $7.8 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. CSL’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. CSL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: carlylesecuredlending.com
About Carlyle
Carlyle (“Carlyle,” or the “Adviser”) (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $381 billion of assets under management as of March 31, 2023, Carlyle’s purpose is to invest wisely and create value on behalf
Page | 1

of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 2,200 people in 29 offices across five continents. Further information is available at www.carlyle.com. Follow Carlyle on Twitter @OneCarlyle.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Hahn	Kristen Greco
+1-212-813-4900 publicinvestor@carlylesecuredlending.com	+1-212-813-4763 kristen.greco@carlyle.com
Page | 2